Exhibit 10.22

Annex Agreement to

Business Delegation Agreement

The company and the assignee hereby enter into an annex agreement related to Business Delegation Agreement signed between them as follows:

- Terms and Conditions -

Article 1 Basic duties of the assignee

①

The assignee should perform the entrusted duties faithfully based on the principle of good faith while adhering to the law, the company’s Articles of Incorporation, and the company’s other policies and regulations applied to its officers.

②	The assignee should maintain pride and dignity as the company’s officer and should not commit any acts damaging the company’s reputation and position regardless of on duty or off duty.

③

The assignee should behave for the company’s interests understanding he/she is an officer or management team member of the company who should behave for the company in connection with matters related to the company’s employees.

④

The assignee should treat the customer satisfaction as the top-priority value in executing the entrusted duties, and should control and manage the given organization listening to the customers at all times, thinking and behaving in their position.

Article 2 Obligation for confidentiality of remuneration

The assignee should not disclose any information concerning his/her remuneration under the Business Delegation Agreement to any third parties in and outside the company, including detail contents of the remuneration as an officer of the company. When the assignee breaches this, the company may dismiss him/her or take other actions as provided under the Executive HR Regulations.

Article 3 Socially responsible management and ethical obligations

The assignee shall comply with the following to perform his/her responsibilities and obligations as an officer toward the shareholders and society in executing the entrusted duties:

①

The assignee should execute the entrusted duties by clearly separating them from his/her personal interests and should not commit any acts or relations conflicting with the company’s interests in his/her personal activities or relations. The assignee should inform the company (to the head of its legal or audit body) when there appears to be a room for such conflict of interest.

1.	The assignee should not use the company/s name, his/her position or authority for his/her or any third party’s personal interests.

2.

When there appears to be a room for affecting the judgment or action of the assignee or other officers or employees in performing their duties, the assignee should not enter into any personal financial transactions with any vendors who have business transactions with the company, including investment, asset acquisition, cash loan or borrowing, rental or lease, referral or finder’s fee, etc. The assignee should inform the company of the details of the financial transaction, including investment and asset acquisition, immediately when it is feared to cause a conflict of interest by entering into a business relationship between the company and the relevant company.

3.

The assignee should refrain from investment or financial transactions in connection with real properties or financial instruments the company plans to buy using the information acquired by his/her job or position, nor disclose such information to any third parties.

4.

The assignee should refrain from acquiring the equity share of any partner or competing companies which have conflicting interests with the company. When any such equity share is to be purchased due to an inevitable cause, the assignee should notify the company using Annex Form 1 to get approval. The assignee should also notify the company using Annex Form 1 to have consultation on plans when a conflict of interest arises later although no conflict of interest with the company was feared at the time the equity share was acquired.

5.

The assignee should fill in and submit Annex Form 2 to the company when the assignee’s spouse, lineal ascendant or descendant, or sibling serves for or is employed by a partner company that has conflicting interests with the company.

6.

The assignee should not receive any cash or other valuable items directly or indirectly from any partner companies or parties having conflicting interests with the company under any pretext, and should not incite, acquiesce to or permit such bribery. Further, the assignee should not accept any entertainment or convenience that is not proper in common sense and should avoid such improper circumstances actively.

7.	The assignee should not engage in any part-time, concurrent or overlapping jobs without advance approval by the company.

8.	The assignee should not conduct any direct or indirect activities supporting any candidate in public election, political party or organization without advance approval by the company.

9.	The assignee should refrain from committing any acts that conflicts or is feared to conflict with the company’s interests in performing other duties as an officer of the company.

②

The assignee should secure fairness and transparency in all relations with external parties in performing the entrusted duties and should consider common interests and growth by recognizing the company’s partner companies as win-win partners.

1.	The assignee should guarantee reasonable transactional terms and conditions to the other parties, including all of the company’s partner companies and transactional partners.

2.	The assignee should ensure any unjust damages are inflicted on the other parties using advantageous position in transactions.

3.

The assignee should not preferentially or discriminatingly treat people based on regional, blood, school ties, religion affiliation, etc. and should compete with competing companies fairly based on law and business ethics.

4.

The assignee should protect the information or business secrets concerning partner companies acquired while performing his/her duties or position and should not exploit or disclose such information for other purposes or to any third parties unless it is allowed under the law or consented by the partner companies.

5.	The assignee should not commit acts damaging fairness and transparency of transactional relations in performing his/her other duties as an officer of the company.

③

The assignee will manage the organization he/she is responsible so that the members may grow along with the company based on the merit system while performing his/her duties based on smooth communication and mutual trust while respecting each individual’s personality.

1.

The assignee will sufficiently communicate with his/her organization members on the direction of the company and the goals of his/her organization, and appraise and compensate all of them reasonably and fairly based on their ability and performance.

2.	The assignee will not skip reporting of key business issues or will not make any false reports to exaggerate, shrink, or conceal facts.

3.	The assignee will provide opportunities for the members of his/her organization to grow with efforts and devotion and will help them to grow on a long-term basis.

4.	The assignee will develop an organizational culture so that no unsound speech and behavior are committed inside the company, including unjust discrimination, violent language, and sexual harassment.

5.	The assignee will refrain from any other acts that may hurt the sound organizational culture as an officer of the company.

④

The assignee will faithfully provide all necessary assistance including submission of information requested by the company when regular and occasional investigation is conducted of violation of the company’s ethical code, corruption, or other irregularities.

Article 4 Obligations to comply with the prohibition of competition and incentives

①

The assignee will not be employed or entrusted for businesses identical to or competing against the company’s business or will not engage in or support such business activities directly or indirectly in connection with the below-listed duties entrusted to the assignee without the company’s advance consent during the Agreement period and within one year after voluntary or involuntary retirement or resignation.

②

The assignee will not obstruct the relations of the company’s current officers, employees, customers, the former employees, customers, and business entities directly or indirectly and will not induce them to businesses identical to and competing with that of the company in connection with the below-listed duties entrusted to the assignee without the company’s advance consent during the Agreement period and within one year after voluntary or involuntary retirement or resignation.

[Please indicate your entrusted duties here.]

Article 5 Actions taken against violations

When the assignee violates any provisions of this agreement, the company may terminate the Business Delegation Agreement or may take any disciplinary actions under the Officers HR Regulations or any civil or criminal accusations based on the relevant statutes.

01 January, 2024

Delegating Party	NAVER WEBTOON Ltd.	Assignee	Employee ID: WK00000

Name: _________________

Declaration of equity shares acquired and

employment of family members

①	Declaration of equity shares acquired

You should declare any equity shares you hold or acquire of a business entity that has conflicting interests with the company or any changes in your holding of such equity shares.

1.

Business entities that have conflicting interests with the company mean corporations that have or may have business transactions or other relations with the company or those that desire to have such relations, including competing or partner companies.

2.	Equity shares acquired include your acquisition of any stock options and other equity holdings as well as equity shares of a listed or unlisted corporation.

3.	They include both your acquisition of such equity shares directly and indirect acquisition using third-party names.

☐	I, the undersigned, certify that I have no applicable cases related to the above.

☐	I have applicable cases related to the above.

ø In the event of any changes during the year, please report to the company through the accountability report.

[Please provide information including the name of the entity, equity type (public, private, stock option, etc.), number of shares, acquition price.]

[e.g. 000 Start-up Corporation, Private company, 00 Shares (Stake 0.0%), Cost of an acquisition 00,000 Won]

② Declaration of employment of family members with partners or competing companies

You should declare the details when your spouse, direct linear ascendant, descendant, or sibling serves for or is employed by a business entity that has conflicting interests with the company.

1.

The business entity that has conflicting interests with the company means a corporation, sole proprietorship or organization that has business transactions or other relations with the company or those that desire to have such relations, including competing or partner companies.

2.

When you provide the company with any third party’s personal information, including that of your family members or relatives, you should obtain their consent in advance by fully explaining to them that you are going to provide their information to the company, including the items of information to be provided, the purpose of provision, and the period the company will use or retain such information.

3.

I, the undersigned, hereby certify and guarantee by signing this agreement manually or electronically that I have obtained legitimate consent from my family members, etc. by providing them with such explanation.

☐	I, the undersigned, certify that I have no applicable cases related to the above.

☐	I have applicable cases related to the above.

ø In the event of any changes during the year, please report to the company through the accountability report.

[Please provide the relationship with the family member, the family member’s name, employer name, and the job title.]

e.g. Husband, 000, 00 Electronics, Director]

01 January, 2024

Delegating Party	NAVER WEBTOON Ltd.	Assignee	Employee ID: WK00000
Name: _________________